Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Equity Incentive Plan and 2024 Employee Stock Purchase Plan of LENZ Therapeutics, Inc. of our report dated March 24, 2026, with respect to the consolidated financial statements of LENZ Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Diego, California
March 24, 2026